UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 2, 2011

CASABLANCA MINING LTD.
(Name of small business issuer specified in its charter)

Nevada	000-53558	80-0214005
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9880 Magnolia Ave. Suite 176
Santee, CA  92071
(Address of principal executive offices)

 (former name or former address, if changed since last report)

619-717-8047
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock Purchase Business Agreement

On February 2, 2011, Casablanca Mining Ltd.’s (the “Company”) wholly-owned subsidiary, Santa Teresa Minerals, S.A., signed a Stock Purchase Business Agreement with Mario Oscar Comas San Martin (the “Purchase Agreement”) to increase its ownership stake in five of its Chilean gold mining subsidiaries.  The increased ownership stakes have been submitted to their respective local mining authorities for approval and recording which typically takes 30-60 days.  The increased stakes are being paid for in a combination of 20,000 shares of common stock of the Company and $200,000.00 cash paid in five monthly installments of $40,000 each, starting February 4, 2011.  The transactions contemplated by the Purchase Agreement will be completed upon recording of this agreement by the Chilean mining authorities.

Pursuant to the Purchase Agreement, the Company’s ownership stakes will be increased as follows:

•	The Company’s stake in Compania Minera Casuto (also known as Cia Contractual Casuto), which is the owner of Tauro 1-4 mining properties of the Casuto Project, increased from 55.125% to 65.125%.

•	The Company’s stake in Contract Mining Company - Free Gold (also known as Sociedad Contractual Free Gold), which is the owner of the Free Gold Project, increased from 50% to 99%.

•
The Company’s stake in Compania Minera Los Azules (also known as Sociedad Contractual Minera Los Azules), which is the owner of Los Azules 1-3 mining properties of the Casuto Project, increased from 55.125% to 65.125%.

•	The Company’s stake in Legal Minera Tauro Cinco (also known as Sociedad Legal Minera Tauro 5), which is the owner of Tauro 5 mining property of the Casuto Project, increased from 70% to 85.215%.

•	The Company’s stake in Legal Minera Tauro Seis (also known as Sociedad Legal Minera Tauro 6), which is the owner of Tauro 6 mining property of the Casuto Project, increased from 70% to 85.215%.

Any previous disclosures regarding the Company’s ownership interests in the foregoing properties are amended as set forth above.

Engineering and Construction of an SX-CR Plant Agreement

On March 15, 2011  the Company’s wholly-owned subsidiary, Santa Teresa Minerals, S.A., signed an Engineering and Construction of an SX-CR Plant Agreement with Francisco Morales Rivera – Ingefibras E.I.R.L. and Nunez, Ojeda Y da Silva Limitada – RCG Ingenieria (together the “Contractor”) for Contractor to design and build a Solvent Extraction and Crystallization Plant in the Sulfatos Chile S.A. Anico Project.  The project shall be paid for in installments after the completion and verification of multiple scheduled milestones through the expected completion date of October 24, 2011.  The total project cost per the agreement is $1,150,000 plus taxes.

This Engineering and Construction Agreement requires the Contractor’s professionals and employees to carry out all aspects of the project in order to design, engineer, build and deliver a “turnkey”, fully operational, solvent extraction (SX) and Crystallization (CR) plant to produce a minimum of 341 tons of feed-grade quality pentahydrated copper sulfate.  In the event that a Feed-Grade quality is not obtained, the Contractor commits itself to introduce any modification necessary to the original design at its own expense.

 The preceding discussion is qualified in its entirety by the full text of the Stock Purchase Business Agreement which is included as Exhibit 10.1 to this Current Report on Form 8-K and the Engineering and Construction of an SX-CR Plant Agreement which is included as Exhibit 10.2 to this Current Report on Form 8-K and are both incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits:

Exhibit	Description
10.1	Stock Purchase Business Agreement, dated February 2, 2011, between Santa Teresa Minerals SA and Mario Oscar Comas San Martin (as translated from Spanish)
10.2
Engineering and Construction of an SX-CR Plant Agreement, dated March 15, 2011, between Santa Teresa Mineras SA and Francisco Morales Rivera – Ingefibras E.I.R.L. and Nunez, Ojeda Y da Silva Limitada – RCG Ingenieria (as translated from Spanish)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2011	USD ENERGY CORP.

	By:	/s/ Trisha Malone
Trisha Malone
Chief Financial Officer